Exhibit 99.1

Genworth Announces Merger Agreement Extension to September 30, Steps to Enhance Liquidity

Richmond, VA (June 30, 2020) – Genworth Financial, Inc. (NYSE: GNW) announced today that it is moving forward with plans to address its near-term liabilities and financial obligations, and maximize shareholder value while China Oceanwide Holdings Group Co., Ltd. (Oceanwide) finalizes its funding plan for the acquisition of Genworth. Genworth and Oceanwide also announced that they have agreed to a 15th waiver and agreement of each party’s right to terminate the previously announced merger agreement. The 15th waiver extends the previous deadline of June 30, 2020 to no later than September 30, 2020.

Given the delay in the closing of the China Oceanwide transaction, Genworth is taking steps to address its near-term liabilities, which include liabilities arising under the pending AXA litigation and approximately $1.0 billion in debt maturing in 2021. Genworth expects these steps to include a debt offering in the near term and taking the necessary steps to launch a 19.9 percent IPO of its U.S. Mortgage Insurance business, subject to market conditions, in the event the China Oceanwide transaction is terminated.

The extension gives Oceanwide additional time to finalize the financing for the transaction purchase price of $5.43 per share, which may include debt funding of up to $1.8 billion through Hony Capital and/or other third parties. Oceanwide has indicated that the financing has been delayed due to the COVID-19 pandemic and uncertain macroeconomic conditions.

15th Waiver and Agreement Conditions

Genworth and Oceanwide have also agreed to additional interim milestones. Specifically, the 15th waiver contemplates the submission by Oceanwide to Genworth of evidence by August 31, 2020 confirming that:

•	Approximately $1.0 billion is available to Oceanwide from sources in Mainland China to fund the acquisition of Genworth; and

•	Hony Capital and/or other acceptable third-parties have committed to provide Oceanwide $1.0 billion or more from sources outside of China to fund the transaction.

If these conditions are met, the merger agreement will remain in place until September 30, 2020. If the conditions are not met, Genworth has the right, in its sole discretion, to terminate the merger agreement as of August 31, 2020.

Genworth also will have the right to resolve the AXA litigation, issue debt or other financing instruments, and pursue offerings of equity in its subsidiaries, as required to meet its short-term financial obligations, including but not limited to, any financial obligations relating to the AXA litigation and the approximately $1.0 billion of debt due in 2021. If China Oceanwide disagrees with any steps that Genworth takes to meet its financial obligations, it has the right to terminate the transaction, in its sole discretion.

“We heard from our stakeholders that they would like greater assurance that the Oceanwide transaction is making progress towards closing,” said Tom McInerney, president and CEO of Genworth. “This extension and associated milestones address stakeholders’ concerns and provide our Board with the flexibility to execute on our strategic priorities and maximize shareholder value while we continue to work with Oceanwide to close the transaction. We continue to believe the transaction represents the best and most certain value for Genworth’s shareholders.”

LU Zhiqiang, chairman of Oceanwide, reiterated his commitment to the transaction. “We have overcome many hurdles during the past three and half years and continue to persevere because of the future value of Genworth to our vision of pursuing the significant opportunities for long term care (LTC) insurance in the U.S., China and the rest of Asia. We remain committed to securing financing for the transaction in order to close the transaction as soon as possible.”

The transaction had previously received all U.S. regulatory approvals needed to close the transaction, subject to confirmation from the Delaware Department of Insurance that the acquisition of Genworth’s Delaware domiciled insurer may proceed under the existing approval, which Oceanwide expects to seek upon finalization of its financing. Genworth is also withdrawing and refiling its FINRA continuing membership application due to the passage of time. Oceanwide also needs to receive authorization for currency conversion and transfer of funds from SAFE.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, separately releases financial and other information about its operations. This information can be found at http://www.genworth.com.au.

About Oceanwide

Oceanwide is a privately held, family owned international financial holding group founded by LU Zhiqiang. Headquartered in Beijing, China, Oceanwide’s well-established and diversified businesses include operations in financial services, energy, technology information services, culture and media, and real estate assets globally, including in the United States.

Oceanwide is the controlling shareholder of the Shenzhen-listed Oceanwide Holdings Co., Ltd. and Minsheng Holdings Co. Ltd.; the Hong Kong-listed China Oceanwide Holdings Limited and China Tonghai International Financial Limited (formerly known as Quam Limited); the privately-held International Data Group, Minsheng Securities, Minsheng Trust, and Asia Pacific Property & Casualty Insurance; and it is the single largest shareholder of Australia-listed CuDECO Ltd. China Oceanwide also is a minority investor in Shanghai-listed China Minsheng Bank and Hong Kong-listed Legend Holdings. In the United States, Oceanwide has real estate investments in New York, California, and Hawaii. Businesses controlled by Oceanwide have more than 10,000 employees globally.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the closing of the transaction with Oceanwide, Oceanwide’s funding plans and transactions Genworth is pursuing to address its near-term liabilities and financial obligations, including resolution of the AXA litigation, which may include raising debt through its mortgage insurance subsidiaries and/or transactions to sell a percentage of its ownership interests in its mortgage insurance businesses. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that Oceanwide will be unable to raise funding and that the transaction with Oceanwide may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock, and the risk that Genworth will be unable to address its near-term liabilities and financial obligations, including the risks that it will be unable to resolve the AXA litigation on favorable terms or at all, and that it will be unable to raise new debt financing and/or sell debt or equity in its subsidiaries to refinance its bonds maturing in 2021; (ii) the parties’ inability to obtain regulatory approvals, clearances or extensions, or the possibility that such regulatory approvals or clearances may further delay the transaction with Oceanwide or will not be received prior to September 30, 2020 (and either or both of the parties may not be willing to further waive their end date termination rights beyond September 30, 2020) or that materially burdensome or adverse regulatory conditions may be imposed or undesirable measures may be required in connection with any such regulatory approvals, clearances or extensions (including those conditions or measures that either or both of the parties may be unwilling to accept or undertake, as applicable) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the transaction with Oceanwide or unable to comply with the conditions to existing regulatory approvals or one or both of the parties may be unwilling to accept any new condition under a regulatory approval; (iii) the risk that the parties will not be able to obtain other regulatory approvals, approvals, clearances or extensions, including in connection with a potential alternative funding structure or the current geo-political environment, or that one or more regulators may rescind or fail to extend existing approvals, or that the revocation by one regulator of approvals will lead to the revocation of approvals by other regulators; (iv) the parties’ inability to obtain any necessary regulatory approvals, clearances or extensions for the post-closing capital plan, and/or the risk that a condition to the closing of the transaction with Oceanwide may not be satisfied or that a condition to closing that is currently satisfied may not remain satisfied due to the delay in closing the transaction with Oceanwide or that the parties are unable to agree upon a closing date following receipt of all regulatory approvals and clearances; (v) potential legal proceedings that may be instituted against Genworth related to the transactions with Oceanwide; (vi) the risk that the proposed transaction disrupts Genworth’s current plans and operations as a result of the announcement and consummation of the transaction; (vii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transaction or during the pendency of the transaction, including but not limited to such changes that could affect Genworth’s financial performance; (viii) certain restrictions during the pendency of the transaction that may impact Genworth’s ability to pursue certain business opportunities or strategic transactions; (ix) continued availability of capital and financing to Genworth before the consummation of the transaction; (x) further rating agency actions and downgrades in Genworth’s financial strength ratings; (xi) changes in applicable laws or regulations; (xii) Genworth’s ability to recognize the anticipated benefits of the transaction; (xiii) the amount of the costs, fees, expenses and other charges related to the transaction; (xiv) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (xv) the impact of changes in interest rates and political instability; and (xvi) other risks and uncertainties described in the Definitive Proxy Statement, filed with the SEC on January 25, 2017, and Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 937.9273

julie.westermann@genworth.com

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